K&L | GATES                     Kirkpatrick & Lockhart Preston Gates Ellis LLP
                                1601 K Street NW
                                Washington, DC  20006-1600

                                T 202.778.9000          www.klgates.com



                               December 17, 2007



Neuberger Berman Equity Funds
605 Third Avenue, Second Floor
New York, NY  10158-0180

Ladies and Gentlemen:

     We have acted as counsel to Neuberger Berman Equity Funds, a statutory trust formed under the laws of the State of Delaware (the "Trust"), in connection with the filing with the Securities and Exchange Commission ("SEC") of Post-Effective Amendment No. 130 to the Trust's Registration Statement on Form N-1A (File Nos. 2-11357; 811-582) (the "Post-Effective Amendment"), registering an indefinite number of shares of beneficial interest of the classes and series of the Trust that are shown on Schedule A hereto (the "Shares") under the Securities Act of 1933, as amended (the "1933 Act").

     You have requested our opinion as to the matters set forth below in connection with the filing of the Post-Effective Amendment. For purposes of rendering that opinion, we have examined the Post-Effective Amendment, the Amended and Restated Trust Instrument and By-Laws of the Trust, and the action of the Trust that provides for the issuance of the Shares, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions, we have also relied on a certificate of an officer of the Trust. In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind. We have not verified any of those assumptions.

     Our opinion, as set forth herein, is based on the facts in existence and the laws in effect on the date hereof and is limited to the federal laws of the United States of America and the laws of the State of Delaware that, in our experience, generally are applicable to the issuance of shares by entities such as the Trust. We express no opinion with respect to any other laws.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. The Shares to be issued pursuant to the Post-Effective Amendment have been duly authorized for issuance by the Trust; and

     2. When issued and paid for upon the terms provided in the Post-Effective Amendment, the Shares to be issued pursuant to the Post-Effective Amendment will be validly issued, fully paid, and nonassessable.

     This opinion is rendered solely in connection with the filing of the Post-Effective Amendment and supersedes any previous opinions of this firm in connection with the issuance of Shares. We hereby consent to the filing of this opinion with the SEC in connection with the Post-Effective Amendment and to the

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K&L | GATES




reference to this firm in the statement of additional information that is being filed as part of the Post-Effective Amendment. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder.


                              Very truly yours,

                              /s/ Kirkpatrick & Lockhart Preston Gates Ellis LLP

                              Kirkpatrick & Lockhart Preston Gates Ellis LLP


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

                                                             SCHEDULE A

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                      SERIES                                                                  CLASSES
------------------------------------------------------------------------------------------------------------------------------------

Neuberger Berman Century Fund                                        Investor Class

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Neuberger Berman Convergence Fund                                    Trust Class
Neuberger Berman Dividend Fund
Neuberger Berman Energy Fund
Neuberger Berman Equity Income Fund
Neuberger Berman Research Opportunities Fund

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Neuberger Berman Fasciano Fund                                       Advisor, Institutional, and Investor Classes

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Neuberger Berman Focus Fund                                          Advisor, Institutional, Investor and Trust Classes
Neuberger Berman Genesis Fund
Neuberger Berman Guardian Fund
Neuberger Berman Mid Cap Growth Fund
Neuberger Berman Partners Fund
Neuberger Berman Small Cap Growth Fund

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Neuberger Berman International Fund                                  Investor and Trust Classes

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Neuberger Berman International Institutional Fund                    Institutional Class

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Neuberger Berman International Large Cap Fund                        Class A, Class C, Institutional and Trust Classes

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Neuberger Berman Large Cap Disciplined Growth Fund                   Class A, Class C, and Institutional Class
Neuberger Berman Select Equities Fund

------------------------------------------------------------------------------------------------------------------------------------

Neuberger Berman Real Estate Fund                                    Institutional and Trust Classes
Neuberger Berman Small and Mid Cap Growth Fund

------------------------------------------------------------------------------------------------------------------------------------

Neuberger Berman Regency Fund                                        Institutional, Investor and Trust Classes
Neuberger Berman Socially Responsive Fund

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